UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
 Securities Exchange Act of `1934

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☒	Definitive Information Statement

TECHNOLOGIES SCAN CORP.
(Name of Registrant As Specified in Charter)

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TECHNOLOGIES SCAN COPR.
77, 52nd Avenue
St.-Hippolyte
Quebec, Canada J8A 3L3

Dear Shareholders:

We are writing to advise you that our Board of Directors and shareholders holding a majority of our outstanding voting capital stock have approved an amendment to the articles of incorporation (the "Authorized Capital Amendment") to increase the total authorized capital to Four Billion (4,000,000,000) shares of common stock, par value $0.001 (the "Increase in Authorized Capital").

These actions were approved by written consent on February 26, 2014 by our Board of Directors and a majority of holders of our voting capital stock, in accordance with Nevada Revised Statutes. Our directors and majority of the shareholders of our outstanding capital stock as of the record date of February 26, 2014 have approved the Authorized Capital Amendment as determined were in the best interests of our Company and shareholders.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. Pursuant to Rule 14(c)-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least ten (10) days after the date of this Information Statement has been mailed to our shareholders. This Information Statement is first mailed to you on or about March 10, 2014.

For the Board of Directors

By:	/s/ Ghislaine St.-Hilaire
Name:	Ghislaine St.-Hilaire
Title:	Chief Executive Officer

INFORMATION STATEMENT REGARDING
ACTION TO BE TAKEN BY WRITTEN CONSENT OF
MAJORITY SHAREHOLDERS
IN LIEU OF A SPECIAL MEETING
PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement is being furnished to all holders of the common stock of Technologies Scan Corp. (the "Company") as of February 26, 2014 in connection with the action taken by written consent of holders of a majority of the outstanding voting power of the Company to authorize the Authorized Capital Amendment.

"We," "us," "our," the “Registrant” and the "Company" refers to Technologies Scan Corp., a Nevada corporation

SUMMARY OF CORPORATE ACTIONS

INFORMATION STATEMENT

This Information Statement is furnished to the stockholders of Technologies Scan Corp., a Nevada corporation (the “Company”), in connection with our prior receipt of approval by written consents, in lieu of a special meeting, of the holders of a majority of our outstanding voting power authorizing the board of directors of the Company to amend the articles of incorporation to increase the total authorized capital to Four Billion (4,000,000,000) shares of common stock, par value $0.001 (the "Authorized Capital Amendment").

On February 26, 2014, the Company obtained the approval of the Authorized Capital Amendment by written consent of the stockholders that are the record owners of 87,701,676 shares of common stock, which represents an aggregate of approximately 59.47% of the voting power as of February 26, 2014. The names of the shareholders of record who hold in the aggregate a majority of our total issued and outstanding common stock and who signed the written consent of stockholders are: (i) Gilbert Pomerleau holding of record 15,150,000 shares of common stock (10.27%); (ii) Roger Corriveau holding of record 18,580,000 shares of common stock (12.60%); (iii) Ghislaine St.-Hilaire holding of record 41,021,676 shares of common stock (27.82%); (iv) Josianne Pomerleau holding of record 5,000,000 shares of common stock (3.39%); (v) Michel St.-Hilaire holding of record 1,450,000 shares of common stock (.98%); and (vi) Serge Bolduc holding of record 3,000,000 shares of common stock (2.03%).

The Authorized Capital Amendment cannot be effectuated until ten (10) days after the filing of this Information Statement and after the filing of the amended Articles of Incorporation with the Nevada Secretary of State with respect to the Increase in Authorized Capital.

The date on which this Information Statement will be sent to stockholders will be on or about March 10, 2014 and is being furnished to all holders of the common stock of the Company on record as of February 26, 2014.

The Board of Directors, and persons owning a majority of the outstanding voting securities of the Company have unanimously adopted, ratified and approved the proposed actions by the Company's board of directors. No other votes are required or necessary.

The Quarterly Report on Form 10-Q for the quarters ended December 31, 2013, September 30, 2013 and June 30, 2013, the Annual Report on Form 10-K for fiscal year ended March 31, 2013, and the Quarterly Reports on Form 10-Q for the quarters ended December 31, 2012, September 30, 2012 and June 30, 2013 filed by the Company during the past two years with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission’s web site at www.sec.gov in the Edgar Archives. The Company is presently current in the filing of all reports required to be filed by it.

Only one Information Statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at 714.462.4880. If multiple shareholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

VOTE REQUIRED

Pursuant to the Company's Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the Company’s outstanding votes is required to effect the Name Change Amendment, effect the Authorized Capital Amendment, effect the Preferred Stock Amendment and approve the Restated Bylaws. The Company’s certificate of incorporation does not authorize cumulative voting. As of the record date, the Company had 147,456,676 voting shares of common stock issued and outstanding. The consenting stockholders of the shares of common stock are entitled to 87,701,676 votes, which represents approximately 59.48% of the voting rights associated with the Company’s shares of common stock. The consenting stockholders voted in favor of the Authorized Capital Amendment described herein in a unanimous written consent dated February 26, 2014.

PROPOSAL I
AMENDMENT TO OUR ARTICLES OF INCORPORATION
TO INCREASE THE AUTHORIZED CAPITAL OF THE CORPORATION

On February 26, 2014, our Board of Directors and majority shareholders, believing it to be in the best interests of the Company and its shareholders, approved the amendment the Company's Articles to increase the authorized share capital of the Company to Four Billion (4,000,000,000) shares of common stock with the same par value of $0.001 per share. The purpose of this proposed increase in authorized share capital is to make available additional shares of common stock for issuance for general corporate purposes, including those contemplated by those certain potential securities exchange agreement and licensing agreement, the prospective business operations of the Company and subsequent financing activities, without the requirement of further action by the shareholders of the Company. The Board of Directors has considered potential uses of the additional authorized shares of common stock, which may include the seeking of additional equity financing through public or private offerings, establishing additional employee or director equity compensation plans or arrangements or for other general corporate purposes. Increasing the authorized number of shares of the common stock of the Company will provide the Company with greater flexibility and allow the issuance of additional shares of common stock in most cases without the expense or delay of seeking further approval from the shareholders. The Company is at all times investigating additional sources of financing which the Board of Directors believes will be in the Company's best interests and in the best interests of the shareholders of the Company. However, there are no definitive agreements in place regarding future issuances.

The shares of common stock do not carry any pre-emptive rights. The adoption of the Amendment will not of itself cause any changes in the Company's capital accounts.

The increase in authorized share capital will not have any immediate effect on the rights of existing shareholders. However, the Board of Directors will have the authority to issue authorized shares of common stock without requiring future approval from the shareholders of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized shares of common stock are issued in the future, they will decrease the existing shareholders' percentage equity ownership interests and, depending upon the price at which such shares of common stock are issued, could be dilutive to the existing shareholders. Any such issuance of additional shares of common stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock of the Company.

One of the effects of the increase in authorized share capital, if adopted, however, may be to enable the Board of Directors to render it more difficult to or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board of Directors would, unless prohibited by applicable law, have additional shares of common stock available to effect transactions (including private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action, however, could discourage an acquisition of the Company which the shareholders of the Company might view as desirable.

The Company does not have any current definitive or executed agreements regarding further proposals and arrangements to issue additional shares that will become authorized share capital of the Company pursuant to the Authorized Capital Amendment. Also, the Authorized Capital Amendment will result in an increase in the number of authorized but unissued shares of the Company's common stock, it may be construed as having an anti-takeover effect. Although the Authorized Capital Amendment is not being undertaken for this purpose, in the future the board of directors could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of our company by, for example, privately placing shares with purchasers who might side with the board of directors in opposing a hostile takeover bid. Such use of the Company's common stock could render more difficult, or discourage, an attempt to acquire control of our company if such transactions were opposed by the board of directors.

Effective Time of the Authorized Capital Amendment

We intend to file, as soon as practicable on or after the 10th day after this Information Statement an amendment to our Articles of Incorporation effectuating the creation of the Authorized Capital Amendment with the Secretary of State of Nevada. The Authorized Capital Amendment to our Articles of Incorporation will become effective at the close of business on the date the Certificate of Amendment to the Articles of Incorporation is accepted for filing by the Secretary of State of Nevada. It is presently contemplated that such filing will be made approximately ten (10) days from the date this Information Statement is filed. The text of the Certificate of Amendment to the Articles of Incorporation is subject to modification to include such changes as may be required by the Nevada Secretary of State to effectuate the Amendment.

No Appraisal Rights for the Amendment

Under Nevada law, the Company’s shareholders are not entitled to appraisal rights with respect to the Authorized Capital Amendment and the Company will not independently provide shareholders with any such right.

BOARD OF DIRECTORS’
 AND STOCKHOLDER APPROVAL

As our directors and holders of approximately 59.48% of our voting power signed a written consent in favor of the Amendment to the Articles of Incorporation and the Authorized Capital Amendment, we are authorized to file Articles of Amendment to the Articles of Incorporation with the Nevada Secretary of State. The Authorized Capital Amendment will be effective upon the filing of the Articles of Amendment with the Secretary of State of the State of Nevada, which is expected to occur as soon as reasonably practicable on or after the 10th day following the filing of this Information Statement.

The information contained in this Information Statement constitutes the only notice we will be providing stockholders.

DESCRIPTION OF SECURITIES

Description of Common Stock

Number of Authorized and Outstanding Shares

The Company's Articles of Incorporation authorizes the issuance of 400,000,000 shares of common stock, par value $0.001 per share of which 147,456,676 shares were outstanding on February 26, 2014. All of the outstanding shares of common stock are fully paid and non-assessable.

Voting Rights

Holders of shares of common stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. Accordingly, the holders of in excess of 50% of the aggregate number of shares of common stock outstanding will be able to elect all of the directors of the Company and to approve or disapprove any other matter submitted to a vote of all shareholders. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Other

Holders of common stock have no cumulative voting rights. Holders of common stock have no preemptive rights to purchase the Company's common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Transfer Agent

Shares of common stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the common stock certificate, properly endorsed. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state security laws. The Company’s transfer agent for its common stock is First American Stock Transfer, 4747 North 7th Street, Suite 170, Phoenix, Arizona 85014.

VOTE REQUIRED FOR APPROVAL

In accordance with Section 78.315 and 78.320 of the Nevada Revised Statutes, the following actions were taken based upon the unanimous recommendation and approval by the Company's Board of Directors and the written consent of the majority shareholders.

The Board of Directors of the Company has adopted, ratified and approved the Authorized Capital Amendment. The securities that are entitled to vote approval of the Authorized Capital Amendment consist of issued and outstanding shares of the Company's $0.001 par value common voting stock outstanding on February 26, 2014, the record date for determining shareholders who are entitled to notice of and to vote.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors fixed the close of business on February 26, 2014 as the record date for the determination of the common and preferred shareholders entitled to notice of the action by written consent.

At the record date, the Company had 400,000,000 shares of common stock authorized with a stated par value of $0.001, of which 147,456,676 shares of common stock were issued and outstanding. The holders of shares of common stock are entitled to one vote per share on matter to be voted upon by shareholders.

The holders of shares of common stock are entitled to receive pro rata dividends, when and if declared by the Board of Directors in its discretion, out of funds legally available therefore, but only if dividends on preferred stock have been paid in accordance with the terms of the outstanding preferred stock and there exists no deficiency in the sinking fund for the preferred stock.

Dividends on the common stock are declared by the Board of Directors. Payment of dividends on the common stock in the future, if any, will be subordinate to the preferred stock, must comply with the provisions of the Nevada Revised Statutes and will be determined by the Board of Directors. In addition, the payment of any such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

Shareholders and the holders of a controlling interest equaling approximately 59.48% of the voting power of the Company, as of the record date, have consented to the proposed amendments to the Articles of Incorporation. The shareholders have consented to the action required to adopt Proposal One through Four above. This consent was sufficient, without any further action, to provide the necessary stockholder approval of the action.

IDENTIFICATION OF CURRENT DIRECTORS AND EXECUTIVE OFFICERS

All of the Company's directors hold office until the next annual general meeting of the shareholders or until their successors are elected and qualified. The Company's officers are appointed by its Board of Directors and hold office until their earlier death, retirement, resignation or removal.

The Company's current directors and executive officers, their ages and positions held are as follows:

Name	Age	Position with the Company

Ghislaine St.-Hilaire	64	President/Chief Executive Officer and a Director

Gilbert Pomerleau	47	Secretary, Treasurer/Chief Financial Officer and a Director

Business Experience

The following is a brief account of the education and business experience of each director, executive officer and key employee during at least the past five years, indicating each person's principal occupation during the period, and the name and principal business of the organization by which he or she was employed, and including other directorships held in reporting companies.

Ghislaine St-Hilaire. Ms. St-Hilaire has been our President and a director since April 2010, and devotes approximately 50% of her time to our business. Since 2007, Ms. St-Hilaire has also been a vice president, secretary and a director for Bio-Solutions Corp, a reporting company, which is currently eligible for the Over the Counter Bulletin Board and OTCQB under the symbol BISU. She is responsible for the daily management of our operations. Ms. St-Hilaire has been working in business management for the past thirty years, with small and medium size businesses, supporting them with her expertise in accounting. She has worked in international business with the Canadian International Development Agency. Ms. St-Hilaire’s long term of service in business management and her management skills exhibited, and experience obtained, were material considerations that led the Board of Directors to conclude that Ms. St-Hilaire should serve as a director of the Registrant.

Gilbert Pomerleau. Mr. Pomerleau has been our Secretary, Treasurer, Chief Financial Officer and a director since April 2010, and devotes approximately 25% of his time to our business. Since 2007, Mr. Pomerleau has also been vice president, chief financial officer and a director for Bio-Solutions Corp. a reporting company, which is currently eligible for the Over the Counter Bulletin Board and OTCQB under the symbol BISU. In 1980, Mr. Pomerleau started his career in his family business of breeding poultry, pigs and cows. During this time, Mr. Pomerleau developed an interest for new and innovative breeding techniques. The family owned farm produces more than 165,000 chickens per year. Mr. Pomerleau initiated the use of the marine based natural supplements in the daily diet of 30,000 chickens. In November 2009, Mr. Pomerleau retired from the family farm. Mr. Pomerleau’s experience in management and prior service as a director were the material considerations that led the Board of Directors of the Registrant to conclude that Mr. Pomerleau should serve as director of the Registrant.

Family Relationships

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

Board Committees and Independence

We are not required to have any independent members of the Board of Directors. As we do not have any board committees, the board as a whole carries out the functions of audit, nominating and compensation committees, and such “independent director” determination has been made pursuant to the committee independence standards.

Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

1.
any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.
being found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.
being subject of, or a party to, any federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.
being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

We do not currently have a Code of Ethics that applies to all employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We plan to adopt a Code of Ethics.

Compliance With Section 16(A) of the Exchange Act

Section 16(a) of the Exchange Act requires the Company's directors and officers, and the persons who beneficially own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to us pursuant to Rule 16a-3 promulgated under the Exchange Act. Based solely on the reports received by the Company and on the representations of the reporting persons, the Company believes that these persons have complied with all applicable filing requirements during the fiscal year ended March 31, 2013.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to the Company's Chief Executive Officer and those executive officers that earned in excess of $100,000 during fiscal years ended March 31, 2013 and 2012 (collectively, the “Named Executive Officers”):

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Gilbert Pomerleau,
CFO, Treasurer, Secretary and	2013	0	0	0	0	0	0	0	0
Director	2012	0	0	0	0	0	0	0	0

Ghislaine St-Hilaire, President and	2013	0	0	0	0	0	0	0	0
Director	2012	0	0	0	0	0	0	0	0

Option/SAR Grants in Fiscal Year Ended March 31, 2013

As of March 31, 2013, the following named executive officers had the following unexercised options, stock that has not vested, and equity incentive plan awards:

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options # Exercisable	# Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock Not Vested	Market Value of Shares or Units Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Not Vested	Value of Unearned Shares, Units or Other Rights Not Vested
Gilbert Pomerleau, CFO, Treasurer, Secretary and Director	0	0	0	0	0	0	0	0	0

Ghislaine St-Hilaire, President and Director	0	0	0	0	0	0	0	0	0

Danny Gagne, Executive Vice President(1)	0	0	0	0	0	0	0	0	0
________________
(1) Mr. Gagne was appointed October 10, 2012 and resigned April 12, 2013.

STOCK OPTIONS//SAR GRANTS. No grants of stock options or stock appreciation rights were made during the fiscal year ended March 31, 2013.

LONG TERM INCENTIVE PLANS.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS
 AND FIVE PERCENT STOCKHOLDERS

The following table sets forth certain information concerning the ownership of the Company's common stock as of February 26, 2014 with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company's common stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of February 26, 2013, there were 147,456,676 shares of common stock issued and outstanding.

Security Ownership of Certain Beneficial Owners

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)
Common Stock	Gilbert Pomerleau (2)	21,650,000 shares, CFO, Secretary, Treasurer, Director	6.19%
Common Stock	Ghislaine St-Hilaire	41,021,676 shares, CEO/President, Director	13.21%
Common Stock	Roger Corriveau	18,580,000 shares,	12.60%

(1)	Percentage of beneficial ownership of our common stock is based on 147,456,676 shares of common stock outstanding as of the date of the table.
(2)
Gilbert Pomerleau, our Chief Financial Officer, Secretary, Treasurer, and a director, directly owns an aggregate 15,150,000 shares and indirectly owns an aggregate of 6,000,000 shares based on the record equity ownership by his common law spouse, Josianne Pomerleau, of 6,000,000 shares.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed increase in the number of authorized shares of the Company's common stock or creation of preferred shares or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC: the Quarterly Report on Form 10-Q for the quarters ended December 31, 2013, September 30, 2013 and June 30, 2013, the Annual Report on Form 10-K for fiscal year ended March 31, 2013, and the Quarterly Reports on Form 10-Q for the quarters ended December 31, 2012, September 30, 2012 and June 30, 2013 filed by the Company during the past two years with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission’s web site at www.sec.gov in the Edgar Archives. The Company is presently current in the filing of all reports required to be filed by it.

TECHNOLOGIES SCAN COPR.
77, 52nd Avenue
St.-Hippolyte
Quebec, Canada J8A 3L3

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This Information Statement is for informational purposes only. Please read this information statement carefully.

By Order of the Board of Directors

Dated: March 7, 2014	By:	/s/ Ghislaine St.-Hilaire
Chief Executive Officer and Director